Exhibit 99.1
Designer Brands Inc. Names William L. Jordan as Chief Growth Officer
Reaffirms Previously Issued Full Year 2019 Guidance
COLUMBUS, Ohio, Feb. 18, 2020 /PRNewswire/ -- Designer Brands Inc. (NYSE: DBI), one of North America's largest designers, producers and retailers of footwear and accessories, today announced William “Bill” L. Jordan has been named Chief Growth Officer of Designer Brands, effective immediately. Previously, Bill served as Executive Vice President and President, DSW since February 2019. As part of this transition, Roger Rawlins will serve as Interim President, DSW, in addition to his duties as Chief Executive Officer of Designer Brands. The Company is conducting a search to identify a permanent successor.
“As DBI executes its growth initiatives to increase our market share, via differentiated products and differentiated shopping experiences, we believe Bill’s expertise is best utilized to help guide and grow our organization as a whole,” said Roger Rawlins, Chief Executive Officer. “We are continually investing in our people to ensure we have the right team to propel our Company to the next level. Bill is a seasoned executive with a unique set of skills, and we look forward to benefitting from his talents in this newly created role.”
As Chief Growth Officer, Bill will work closely with the management team to chart Designer Brands’ strategic growth opportunities. He will synergistically utilize the DBI capabilities of DSW Designer Shoe Warehouse and The Shoe Company retail expertise, Camuto best-in-class design and sourcing and the Affiliated Business Group leased business acumen to expand the business. He will leverage his wealth of retail expertise in evaluating opportunities to integrate operations, identifying new partnerships and developing innovative retail concepts to drive the company forward. Bill’s extensive experience in retail and branding, coupled with his intimate knowledge of Designer Brands’ operations, make him an ideal fit for this role.
“I am excited for the opportunity to serve the entire Designer Brands’ organization and our incredible 30+ million loyalty members,” said Bill Jordan. “This is a pivotal time for Designer Brands, and I look forward to working closely with Roger in this new capacity to help advance our Company-wide growth initiatives and create value for all of our stakeholders.”
Prior to becoming President, DSW Designer Shoe Warehouse, Bill held a variety of positions at Designer Brands over the past 14 years, including Chief Administrative Officer, Executive Vice President & Chief Legal Officer of DSW and President of Town Shoes. Before his time at DSW, Bill was Corporate Counsel for Lancaster Colony Corporation and spent time at Porter, Wright, Morris & Arthur LLP in Columbus, Ohio, where he specialized in Corporate Securities and Mergers & Acquisitions law.

Full Year 2019 Outlook
Mr. Rawlins also stated, "Based on preliminary, unaudited results, we expect to meet our previously stated full year 2019 guidance. We will be issuing fourth quarter and full year 2019 results, as well as 2020 guidance, on March 17, 2020."

About Designer Brands
Designer Brands is one of North America's largest designers, producers and retailers of footwear and accessories. The Company operates a portfolio of retail concepts in nearly 1,000 locations under the DSW Designer Shoe Warehouse®, The Shoe Company®, and Shoe Warehouse® banners and services footwear departments in the U.S. through its Affiliated Business Group. Designer Brands designs and produces footwear and accessories through Camuto Group, a leading manufacturer selling in more than 5,400 doors worldwide. Camuto Group owns licensing rights for the Jessica Simpson® footwear business, and footwear and handbag licenses for Lucky Brand® and Max Studio®. In partnership with a joint venture with Authentic Brands Group, Designer Brands also owns a stake in Vince Camuto®, Louise et Cie®, Sole Society®, CC Corso Como®, Enzo Angiolini® and others. More information can be found at www.designerbrands.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements in this press release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of forward-looking words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "would," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words. These statements are based on Designer Brands’ current expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause our actual results to differ materially from our expectations are described in Designer Brands’ annual and quarterly reports, as filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the time when made. Designer Brands undertakes no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.

CONTACT: Stacy Turnof, DesignerBrandsIR@edelman.com